UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2020

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHCCQ*	OTC Pink Marketplace*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* On April 22, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the common stock of Quorum Health Corporation (the “Company”) from the NYSE. The delisting was effective on May 2, 2020, 10 days after the filing date of the Form 25. The deregistration of the Company’s common stock under section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. The Company’s common stock commenced trading on the OTC Pink Marketplace under the symbol “QHCCQ”.

Introductory Note

As previously disclosed by Quorum Health Corporation (“QHC”) on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2020, QHC and certain of its direct and indirect subsidiaries (collectively, the “Company”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to implement the financial restructuring of the Company. The Chapter 11 Cases are jointly administered under the caption In re Quorum Health Corporation, et al., Case No. 20-10766 (KBO).

On June 30, 2020, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law, and Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Plan of Reorganization [Docket No. 556] (the “Confirmation Order”), which approved the Disclosure Statement for the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization [Docket No. 22] (the “Disclosure Statement”) and confirmed the Joint Prepackaged Chapter 11 Plan of Reorganization [Docket No. 556, Ex. 1] (the “Plan”).

On July 7, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, QHC became a wholly owned subsidiary of Quincy Health, LLC, a newly formed Delaware limited liability company (“Quincy Health”), and all of the shares of common stock of QHC, together with any shares of restricted stock, restricted stock units, or any other right to receive equity in QHC, in each case, outstanding immediately prior to the Effective Date, were cancelled, discharged and of no force and effect. Any capitalized terms not defined in this Current Report on Form 8-K have the meanings assigned to them in the Plan.

Item 1.01	Entry into a Material Definitive Agreement.

Exit ABL Credit Agreement

On the Effective Date, pursuant to the Plan, QHC and Quincy Health and certain subsidiaries of QHC have entered into that certain Credit and Guaranty Agreement, dated July 7, 2020 (the “Exit ABL Credit Agreement”), among QHC, as a borrower ( “ABL Borrower” and, together with any other person that becomes a party to the Exit ABL Credit Agreement as a borrower, the “ABL Borrowers”), Quincy Health, certain subsidiaries of QHC as guarantors (the “ABL Subsidiary Guarantors” and, together with Quincy Health, the “ABL Guarantors”), Credit Suisse AG, New York Branch, as administrative agent (the “ABL Agent”), and the lenders party thereto.

The Exit ABL Credit Agreement provides for an asset-based revolving loan facility in the maximum principal amount of $145 million (the “Exit ABL Facility”), subject to a borrowing base. Under the borrowing base provisions, the ABL Borrowers are only permitted to draw revolving loans in an amount equal to (i) 85% of the aggregate amount of the ABL Borrowers’ and ABL Subsidiary Guarantors’ domestic eligible accounts receivable, plus (ii) 50% of the aggregate amount of the ABL Borrowers’ and ABL Guarantors’ supplemental program eligible accounts receivable, minus (iii) the sum of any reserves established by the ABL Agent in its permitted discretion. Further, at least $21 million of the Exit ABL Facility is available for the issuance of letters of credit to the ABL Borrowers. The ABL Borrowers must use the proceeds of the Exit ABL Facility to, among other things, refinance the existing $125 million senior secured asset-based credit facility (the “ABL Facility”) of QHC provided for under that certain ABL Credit Agreement, dated April 29, 2016, among the Company, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “ABL Credit Agreement”). After the refinancing of the ABL Facility, the ABL Borrowers may use the proceeds of the Exit ABL Facility for working capital, capital expenditures and other general corporate purposes.

The Exit ABL Facility bears interest at a rate per annum equal to the sum of (i) the London interbank offering rate (“LIBOR”) (with a floor of 1.00%), and (ii) a margin of 3.75%. The ABL Borrowers also paid an arranger fee equal to 1.25% of the aggregate principal amount of the Exit ABL Facility on the Effective Date. In addition to the upfront arranger fee, the ABL Borrowers must pay an unused facility fee equal to 0.5% per annum of the unborrowed principal available to the ABL Borrowers under the Exit ABL Facility. Upon the occurrence and continuance of an event of default under the Exit ABL Facility, the ABL Agent is permitted to charge a default rate of interest equal to 2.00% above the rate otherwise applicable.

To secure the payment and performance of their obligations under the Exit ABL Credit Agreement, the ABL Borrowers and ABL Guarantors granted a first priority lien on, among other assets, the ABL Borrowers’ and ABL Guarantors’ current and future accounts receivable, health-care receivables, cash, deposit accounts, payment intangibles, intercompany indebtedness funded directly with proceeds of the Exit ABL Facility or incurred in the ordinary course of business pursuant to the cash management structure of the ABL Borrowers and their subsidiaries, and securities and securities entitlements (the “ABL Priority Collateral”). The ABL Borrowers and ABL Guarantors granted a second priority lien on substantially all of their assets other than the ABL Priority Collateral. The Exit ABL Credit Agreement contains customary exclusions and qualifications on the liens granted by the ABL Borrowers and ABL Guarantors that are consistent with the Exit Term Loan Agreement (as defined below). Further, the ABL Guarantors guaranteed the payment and performance of the ABL Borrowers obligations under the Exit ABL Credit Agreement, subject to customary exclusions and qualifications consistent with the exclusions and qualifications provided in the Exit Term Loan Agreement.

The Exit ABL Credit Agreement contains certain negative and affirmative covenants, including, among others, customary affirmative covenants related to providing financial information, maintaining ordinary business operations and maintaining the collateral and customary negative covenants related to incurrence of debt, creating liens, making investments, affiliate transactions, disposal of assets, declaration of dividends or distributions, and engaging in mergers or consolidations. The Exit ABL Credit Agreement contains financial covenants requiring the ABL Borrowers to maintain certain levels of liquidity and a fixed coverage charge ratio equal to 1.0 during certain periods. Moreover, the Exit ABL Credit Agreement contains customary events of default, representations and warranties, which are substantially consistent with the Exit Term Loan Agreement, except for the inclusion of representations and warranties related to the borrowing base for the Exit ABL Facility.

The Exit ABL Facility will mature and become due and payable on July 7, 2024, unless the Exit ABL Facility is accelerated, prepaid, or extended prior to that date.

The foregoing description of the Exit ABL Credit Agreement and the Exit ABL Facility is qualified in its entirety by reference to the full text of the Exit ABL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exit Term Loan Credit Agreement

On the Effective Date, pursuant to the Plan, QHC and Quincy Health entered into that certain Credit Agreement, dated July 7, 2020 (the “Exit Term Loan Agreement”), among QHC, as the borrower (the “Term Loan Borrower”), Quincy Health, Jefferies Finance LLC, as administrative agent and as collateral agent (the “Term Loan Agent”), and the lenders party thereto.

The Exit Term Loan Agreement provides for a senior secured term loan facility in the aggregate principal amount of $732,153,485.07 (the “Exit Facility”). On the Effective Date, the Company extinguished its obligations under (i) that certain $880 million senior secured term loan facility (the “Term Loan Facility”) pursuant to that certain Credit Agreement, dated as of April 29, 2016, among QHC, as borrower, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent for the lenders (the “Term Loan Agreement”); and (ii) that certain $100 million senior secured revolving credit facility (the “Revolving Credit Facility”) pursuant to the Term Loan Agreement. The Term Loan Borrower will use the proceeds of the Exit Facility to, among other things, fund distributions under the Plan.

The Exit Facility bears interest at an annual rate equal to LIBOR (with a floor of 1.00%), plus an applicable margin. The applicable margin ranges from 6.50% to 8.25% depending on the Term Loan Borrower’s secured net leverage ratio as of the end of each fiscal quarter. Upon the occurrence and continuance of an event of default under the Exit Facility, the Term Loan Agent is permitted to charge a default rate of interest on overdue amounts equal to 2.00% above the rate otherwise applicable.

The Term Loan Borrower, Quincy Health and certain subsidiaries of QHC as guarantors granted a first priority lien on substantially all of their current and future assets, including personal and real property, except for the ABL Priority Collateral, in order to secure the payment and performance of their obligations under the Exit Term Loan Agreement. The Term Loan Borrower, Quincy Health and certain subsidiaries of QHC, as guarantors, granted a second priority lien on the ABL Priority Collateral. Moreover, Quincy Health and certain subsidiaries of QHC as guarantors guaranteed the obligations of the Term Loan Borrower under the Exit Term Loan Agreement, subject to certain exclusions and qualifications that are substantially consistent with the exclusions and qualifications in the Term Loan Agreement.

The Exit Term Loan Agreement contains certain negative and affirmative covenants, including, among others, customary affirmative covenants related to providing financial information, maintaining ordinary business operations and maintaining the collateral and customary negative covenants related to incurrence of debt, creating liens, making investments, affiliate transactions, disposal of assets, declaration of dividends or distributions, and engaging in mergers or consolidations. The Exit Term Loan Agreement requires the Term Loan Borrower to maintain a secured net leverage ratio below 6.50 starting for the third and fourth quarter of 2021, and the maximum secured net leverage ratio decreases by 0.25 for each quarter thereafter until it reaches 5.00. Moreover, the Exit Term Loan Agreement contains customary events of default, including, among others, defaults related to the failure to pay principal or interest, covenant violations, and cross-defaults with the Exit ABL Credit Agreement. The Exit Term Loan Agreement also contains customary representations and warranties related to the assets, properties, financial condition, business, and corporate status of the Term Loan Borrower, Quincy Health and certain subsidiaries of QHC, as guarantors.

The Exit Facility will mature and become due and payable on April 29, 2025, unless the Exit Facility is accelerated, prepaid, or extended prior to that date. Further, the Exit Facility will amortize at a rate of 0.25% commencing on the Effective Date and ending on the maturity date, and the Term Loan Borrower must make quarterly payments to the Term Loan Agent on the last business day of each fiscal quarter.

The foregoing description of the Exit Term Loan Agreement and the Exit Facility is qualified in its entirety by reference to the full text of the Exit Term Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of QHC, including the existing common stock, restricted stock, and restricted stock units issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Employment Agreements and Change in Control Severance Agreements

In connection with the Company’s emergence from the Chapter 11 Cases, the Company intends to reject the employment agreements and change in control severance agreements that QHC had previously entered into with certain of its executive officers and other senior management, and such agreements will be cancelled and terminated. Quincy Health is currently in the process of negotiating new employment arrangements and/or other severance agreements with its executive officers and other senior management.

DIP Credit Agreement

On the Effective Date, the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of April 10, 2020, by and among QHC, as the borrower, certain subsidiaries of QHC party thereto as guarantors, the lenders party thereto, GLAS USA LLC, as administrative agent for the lenders, and GLAS Americas, LLC, as collateral agent for the lenders (the “DIP Credit Agreement”), with respect to that certain $100 million debtor-in-possession facility (the “DIP Facility”), was paid in full and terminated.

Senior Notes and Credit Agreements

On the Effective Date, by operation of the Plan, all outstanding obligations under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated:

•	Term Loan Agreement with respect to the Term Loan Facility and Revolving Credit Facility;

•	ABL Credit Agreement with respect to the ABL Facility; and

•

$400 million in aggregate principal amount of 11.625% Senior Notes due 2023 (the “Senior Notes”) issued by QHC pursuant to that certain Indenture, dated as of April 22, 2016, by and between QHC and Wilmington Savings Fund Society, FSB, as successor trustee to Regions Bank.

Item 1.03	Bankruptcy or Receivership.

As disclosed above, on June 30, 2020, the Bankruptcy Court entered the Confirmation Order, which approved the Disclosure Statement and confirmed the Plan.

Summary of Material Features of the Plan

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibits 99.1 and 2.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Treatment of Claims and Interest under the Plan

As discussed in further detail in the Plan, the Plan provides for, among other things, the following treatment of claims against and interests in the Company:

•	each holder of a claim arising under (i) the DIP Facility advanced to the Company or (ii) the DIP Claims will be paid in full in cash on the Effective Date;

•	any reasonable and documented expenses incurred by the DIP Agent in connection with the DIP Facility will be paid in full in cash on the Effective Date;

•	the DIP Facility, the DIP Credit Agreement, and all related loan documents will be deemed cancelled and all liens arising under the DIP Facility will automatically terminate;

•	each holder of an administrative expense, priority tax, or other priority claim will receive payment in full in cash;

•	each holder of a claim arising under the ABL Credit Facility will be paid in full in cash on the Effective Date from the proceeds of the Exit ABL Facility;

•	each holder of a claim arising under the Term Loan Facility will receive its pro rata share of: (i) $50 million in cash, and (ii) the Exit Facility;

•

each holder of a claim arising under the Revolving Credit Facility will receive its pro rata share of (i) cash in the amount of (A) the aggregate principal amount outstanding of the Revolving Credit Facility, multiplied by (B) a ratio equal to (x) the cash paid to holders of claims arising under the Term Loan Facility divided by (y) the aggregate principal amount outstanding under the Term Loan Facility; and (ii) the Exit Facility;

•

each holder of a claim arising under the Senior Notes will receive its pro rata share of 100% of the new Class A common units of membership interest (“Class A Units”) in Quincy Health, the newly formed holding company of QHC, subject to dilution by issuances of additional Class A Units pursuant to the Equity Commitment Agreement and the New Incentive Plan (as defined below);

•	each holder of a claim arising under the Senior Notes also will receive its pro rata share of the interests in the litigation trust established by QHC in the Chapter 11 Cases;

•	general unsecured claims will be reinstated and paid in full in cash in the ordinary course of business;

•

all of QHC’s interest in its direct and indirect subsidiaries will, at the election of QHC, either be reinstated or discharged, cancelled, released, and extinguished without any distribution on account of such interests; and

•

each existing equity interest in QHC, including all issued and outstanding shares of QHC’s common stock, will be discharged, cancelled, released, extinguished without any distribution on account of such interests.

Exit Financing and Equity Commitment

The distributions under the Plan will be funded by the Exit ABL Facility, the Exit Facility and the offering of Class A Units in Quincy Health in an amount equal to approximately $200 million pursuant to the terms and conditions set forth in the Equity Commitment Agreement. The Class A Units will be issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”), as amended, provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Share Information

As of June 30, 2020, QHC had 32,664,536 shares of common stock issued and outstanding. By operation of the Plan, on the Effective Date, all shares of QHC’s common stock, as well as all shares of restricted stock, restricted stock units, or other rights to receive any equity of QHC, in each case, outstanding immediately prior to the Effective Date, will be cancelled and will permanently cease to exist.

Governance and Capital Structure

On the Effective Date, QHC will issue new common stock to Quincy Health, and QHC will become a wholly owned subsidiary of Quincy Health pursuant to the Plan. Additionally, on the Effective Date, the current members of QHC’s board of directors (the “QHC Board”) will resign, and Quincy Health will appoint R. Harold McCard, Jr., Alfred Lumsdaine, and Martin D. Smith to the QHC Board. Then, the newly constituted QHC Board and Quincy Health, as the sole stockholder, will adopt and approve a second amended and restated certificate of incorporation of QHC (the “Amended Certificate”) and second amended and restated by-laws of QHC (the “Amended By-Laws,” and collectively with the Amended Certificate, the “New Governance Documents”). The New Governance Documents will supersede in their entirety the current amended and restated certificate of incorporation and amended and restated by-laws of QHC, which will allow QHC to implement the terms of the Plan.

As the ultimate parent of QHC, Quincy Health will control the business and affairs of QHC after the Effective Date. Quincy Health will be managed and controlled by a board of managers (the “Board of Managers”), which initially will be comprised of Michael Rothbart, Andrew E. Schultz, Murtaza Ali, Dan Slipkovich, Joey A. Jacobs, Alice Schroeder, and Catherine M. Klema. Quincy Health will have executive officers substantially consistent with QHC’s current officers, except that Robert H. Fish will not serve as President and Chief Executive Officer.

Management Incentive Plan

Following the Effective Date, Quincy Health will establish a management incentive plan (the “New Incentive Plan”). The New Incentive Plan will offer equity-based compensation to the executive officers of QHC and Quincy Health on the terms and conditions determined by the board of managers of Quincy Health.

Assets and Liabilities

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, as filed with the SEC on May 15, 2020.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Exit ABL Facility, Exit Facility, Exit ABL Credit Agreement, and Exit Term Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan, Quincy Health issued 28,166,674 Class A Units (including approximately 1.5 million Class A Units in respect of an equity commitment premium) for an aggregate purchase price equal to $200,000,000.03 pursuant to the terms and conditions set forth in the Equity Commitment Agreement. Such Class A Units were issued in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In addition, on the Effective Date, pursuant to the Plan, 3,913,818 Class A Units of Quincy Health became issuable to the former holders of the Senior Notes pursuant to the Plan, of which 3,152,062 Class A Units have been issued as of the Effective Date. Such Class A Units have been or will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 1.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, pursuant to the Plan, QHC became a wholly owned subsidiary of Quincy Health, and all of the shares of common stock of QHC, together with any shares of restricted stock, restricted stock units, or any other right to receive equity in QHC, in each case, outstanding immediately prior to the Effective Date, were cancelled, discharged, and of no force and effect. On the Effective Date, pursuant to the Plan, Quincy Health issued Class A Units to holders of the Company’s Senior Notes and Equity Commitment Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Managers and Officers of Quincy Health

As the ultimate parent of QHC, Quincy Health will control the business and affairs of QHC after the Effective Date. Quincy Health is managed and controlled by a board of managers comprised of Murtaza Ali, Joey A. Jacobs, Catherine M. Klema, Michael Rothbart, Alice D. Schroeder, Andrew E. Schultz, and Dan Slipkovich. The executive officers of Quincy Health are the same as QHC’s executive officers prior to the Effective Date, except that Joey A. Jacobs will serve as President and Chief Executive Officer of Quincy Health.

Departure of Directors of QHC

On the Effective Date, pursuant to the Plan, Robert H. Fish, Joseph A. Hastings, D.M.D., Jon H. Kaplan, Barbara R. Paul, M.D., Terry Allison Rappuhn, William P. Rutledge, Alice D. Schroeder, and R. Lawrence Van Horn, Ph.D. resigned from the QHC Board.

Appointment of Directors of QHC

On the Effective Date, Quincy Health appointed Alfred Lumsdaine, R. Harold McCard, Jr., and Martin D. Smith to the QHC Board. These individuals also serve as the directors of a majority of QHC’s direct and indirect subsidiaries. There are no arrangements or understandings between Messrs. Lumsdaine, McCard, and Smith and any other person pursuant to which Messrs. Lumsdaine, McCard, and Smith were selected as directors. QHC is not aware of any transaction in which Messrs. Lumsdaine, McCard, or Smith have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Officer of QHC

As of the Effective Date, Robert H. Fish resigned as President and Chief Executive Officer of QHC and as an officer and director of any of QHC’s subsidiaries.

In connection with his resignation, on the Effective Date, QHC entered into a Separation Letter Agreement (the “Separation Agreement”) with Mr. Fish. The Separation Agreement, effective on the Effective Date, ended Mr. Fish’s employment with QHC and provided, among other things, that, in exchange for Mr. Fish’s release of all claims arising out of or relating to Mr. Fish’s employment with QHC and his resignation therefrom, within thirty (30) days of the Effective Date, Mr. Fish would receive: (i) (a) Mr. Fish’s annual base salary through the Effective Date, (b) reasonable documented unreimbursed business expenses, (c) accrued vacation pay and (d) unpaid car allowance, housing allowance or relocation expenses, (ii) any vested benefits or vested equity benefits granted in accordance with the terms of the applicable plan or agreement and (iii) $2.85 Million payable on the Effective Date. The restrictive covenants set forth in Mr. Fish’s employment agreement shall continue and remain in effect in accordance with the terms thereof.

The foregoing is only a summary of the Separation Agreement with Mr. Fish and does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Appointment of Officers of QHC

As of the Effective Date, Alfred Lumsdaine, 55, was appointed as President of QHC, Martin D. Smith, 53, was appointed as Executive Vice President of QHC, Lee C. Fleck, 48, was appointed as Vice President of Finance and Treasurer of QHC, and R. Harold McCard, Jr., 59, was appointed as SVP and Secretary of QHC. These individuals also serve as the officers of a majority of QHC’s direct and indirect subsidiaries. There are no arrangements or understandings between Messrs. Lumsdaine, Smith, Fleck and McCard and any other person pursuant to which Messrs. Lumsdaine, Smith, Fleck and McCard were selected as officers. There are no family relationships between Messrs. Lumsdaine, Smith, Fleck and McCard and any director or other executive officer of QHC. QHC is not aware of any transaction in which Messrs. Lumsdaine, Smith, Fleck or McCard have an interest requiring disclosure under Item 404(a) of Regulation S-K. The principal occupation and employment experience of Messrs. Lumsdaine, Smith, and McCard during the last five years is set forth in QHC’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with SEC on April 10, 2020, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in connection with QHC’s implementation of the Plan, the Amended Certificate and Amended By-Laws were adopted and approved, and the Amended Certificate was filed with the Delaware Secretary of State. The Amended Certificate and Amended By-Laws contain provisions that are customary for governance documents of wholly-owned subsidiaries of privately-held companies. Copies of the Amended Certificate and Amended By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Suspension of SEC Reporting Obligations

QHC intends to file post-effective amendments to each of its Registration Statements on Form S-8 and a Form 15 with the SEC on July 7, 2020 to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing the Form 15, QHC’s obligations to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Press Release

On July 7, 2020, the Company issued a press release announcing the Effective Date of the Plan and the Company’s emergence from the Chapter 11 Cases. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cleansing Material

The Company is a party to certain confidentiality agreements (collectively, the “NDAs”) entered into with certain creditors (the “Consenting Stakeholders”) party to that certain Restructuring Support Agreement, dated April 6, 2020. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to the Consenting Stakeholders (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material, including descriptions of the sources and uses of the transactions undertaken pursuant to the Plan on the Effective Date, the capitalization of QHC and Quorum Health after the Effective Date and information on cash flows and other operations and financial performance, along with accompanying supplemental materials, is attached hereto as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

The descriptions in this Form 8-K of the Cleansing Material do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the Cleansing Material attached as Exhibit 99.3 hereto.

The information set forth in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to implement the Plan effectively; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will continue to operate under the supervision of the Bankruptcy Court; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

2.1	Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization, dated as of April 7, 2020, as amended or supplemented on April 27, 2020, June 5, 2020, June 12, 2020, and June 30, 2020

3.1	Second Amended and Restated Certificate of Incorporation of QHC

3.2	Second Amended and Restated By-Laws of QHC

10.1	Credit Agreement and Guaranty, dated July 7, 2020, among the ABL Borrowers, the ABL Guarantors, the ABL Agent, as a lender and the collateral agent, and the lenders party thereto

10.2	Credit Agreement, dated July 7, 2020, among the Term Loan Borrower, the Term Loan Guarantors, the Term Loan Agent, and the lenders party thereto

10.3	Separation Letter Agreement, dated July 7, 2020, by and between QHC and Robert H. Fish

99.1	Findings of Fact, Conclusions of Law, and Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization, dated June 30, 2020

99.2	Press Release

99.3	Cleansing Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
President

Date: July 7, 2020